WARRANT

                           To Purchase Common Stock of

                         Community Care of America, Inc.









                                  Warrant No. 1
                    No. of Shares of Common Stock: 1,787,568







Doc # 1397641


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                                TABLE OF CONTENTS

1.         DEFINITIONS.....................................................1

2.         EXERCISE OF WARRANT.............................................5
           2.1       Manner of Exercise....................................5
           2.2       Cashless Exercise.....................................6
           2.3       Payment of Taxes......................................6
           2.4       Fractional Shares.....................................6
           2.5       Continued Validity....................................7

3.         TRANSFER, DIVISION AND COMBINATION..............................7
           3.1       Transfer..............................................7
           3.2       Division and Combination..............................7
           3.3       Expenses..............................................7
           3.4       Maintenance of Books..................................7

4.         ADJUSTMENTS.....................................................8
           4.1       Stock Dividends, Subdivisions and Combinations........8
           4.2       Certain Other Distributions...........................8
           4.3       Issuance of Additional Shares of Common Stock.........9
           4.4       Issuance of Warrants or Other Rights.................11
           4.5       Issuance of Convertible Securities...................11
           4.6       Superseding Adjustment...............................12
           4.7       Other Provisions Applicable to Adjustments
                     under this Section...................................13
           4.8       Reorganization, Reclassification, Merger,
                     Consolidation or Disposition of Assets...............15
           4.9       Other Action Affecting Common Stock..................16
           4.10      Certain Limitations..................................16
           4.11      Adjustment to Number of Shares of Common
                     Stock Purchasable Hereunder..........................16

5.         NOTICES TO WARRANT HOLDERS.....................................17
           5.1       Notice of Adjustments................................17
           5.2       Notice of Certain Corporate Action...................17

6.         NO IMPAIRMENT..................................................17

7.         RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION
           WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY.................18

8.         TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS.............18


                                        i

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9.         RESTRICTIONS ON TRANSFERABILITY...............................19
           9.1       Restrictive Legend..................................19
           9.2       Notice of Proposed Transfers; Request for
                     Registration........................................19
           9.3       Required Registration...............................20
           9.4       Incidental Registration.............................20
           9.5       Registration Procedures.............................21
           9.6       Expenses............................................23
           9.7       Indemnification and Contribution....................24
           9.8       Termination of Restrictions.........................25
           9.9       Listing on Securities Exchange......................26
           9.10      Certain Limitations on Registration Rights..........26
           9.11      Selection of Managing Underwriters..................26

10.        SUPPLYING INFORMATION.........................................26

11.        LOSS OR MUTILATION............................................27

12.        OFFICE OF THE COMPANY.........................................27

13.        FINANCIAL AND BUSINESS INFORMATION............................27
           13.1      Quarterly Information...............................27
           13.2      Annual Information..................................27
           13.3      Filings.............................................28

14.        APPRAISAL.....................................................28

15.        LIMITATION OF LIABILITY.......................................28

16.        REPURCHASE BY THE COMPANY OF WARRANT..........................28
           16.1      Obligation to Repurchase Warrant....................29
           16.2      Determination and Payment of Repurchase Price.......29

17.        MISCELLANEOUS.................................................30
           17.1      Nonwaiver and Expenses..............................30
           17.2      Notice Generally....................................30
           17.3      Indemnification.....................................31
           17.4      Remedies............................................31
           17.5      Successors and Assigns..............................31
           17.6      Amendment...........................................31
           17.7      Severability........................................32
           17.8      Headings............................................32
           17.9      Governing Law.......................................32


                                       ii

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EXHIBIT A  SUBSCRIPTION FORM.............................................33

EXHIBIT B  ASSIGNMENT FORM...............................................34

EXHIBIT C CONVERSION FORM................................................35


                                       iii

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                                        1

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.


No. of Shares of Common Stock: up to 1,787,568                    Warrant No. 1

                                     WARRANT

                           To Purchase Common Stock of

                         Community Care of America, Inc.


           This is to certify that Daiwa Healthco-2 LLC, or its registered assigns ("Holder"), is entitled, at any time or from time to time during the Exercise Period, to purchase from Community Care of America, Inc., a Delaware corporation (the "Company"), an aggregate of up to 1,787,568 shares of Common Stock at a purchase price of $0.0025 per share, subject to adjustment as provided herein, all on the terms and conditions and pursuant to the provisions hereinafter set forth.

1.         DEFINITIONS

           As used in this Warrant, the following terms have the respective meanings set forth below:

           "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the date hereof, other than Warrant Stock.

           "Appraised Value" shall mean, in respect of any share of Common Stock on any date herein specified, the fair saleable value of such share of Common Stock (determined without giving effect to the discount for (i) a minority interest, (ii) a lack of voting power or (iii) any lack of liquidity of the Common Stock or to the fact that the Company may have no class of equity registered under the Exchange Act) as of the last day of most recent fiscal month to end within 60 days prior to such date specified, based on the value of the Company, as determined by an investment banking firm selected in accordance with the terms of Section 14, adjusted to reflect the aggregate consideration receivable by the Company or the aggregate principal amount of indebtedness of the Company extinguishable upon the issuance of any and all securities not outstanding but deemed to be outstanding in the computation, divided by the number of Fully Diluted Outstanding shares of Common Stock.

           "Book Value" shall mean, in respect of any share of Common Stock on any date herein specified, the consolidated stockholders' equity of the Company as of the last day of any month immediately preceding such date plus the aggregate consideration receivable by the Company or


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                                        2

the aggregate principal amount of indebtedness of the Company extinguishable upon the issuance of any and all securities not outstanding but deemed to be outstanding in the computation of Fully Diluted Outstanding shares of Common Stock, divided by the number of Fully Diluted Outstanding shares of Common Stock as determined in accordance with GAAP by any firm of independent certified public accountants of recognized national standing selected by the Company and reasonably acceptable to the Majority Holders.

           "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks in the City of New York are required or permitted to be closed.

           "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

           "Common Stock" shall mean the common stock, par value $0.0025 per share of the Company as constituted on the date hereof, and any capital stock into which such Common Stock may thereafter be changed, and shall also include
(i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof, excluding any class which provides for (A) dividends at a fixed rate which rate does not vary based on the net income or operating results of the Company and/or its subsidiaries, (B) a preference as to liquidation which is limited to the consideration received by the Company for such stock and (C) no right of redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.8) received by or distributed to the holders of Common Stock in the circumstances contemplated by
Section 4.8.

           "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

           "Current Market Price" shall mean, in respect of any share of Common Stock on any date herein specified, (a) the higher of (x) the Book Value per share of Common Stock at such date, and (y) the Appraised Value per share of Common Stock as at such date, or (b) if there shall then be a public market for the Common Stock, the higher of (x) the Book Value per share of Common Stock at such date, and (y) the average of the daily market prices for 30 consecutive Business Days commencing 45 days before such date. The daily market price for each such Business Day shall be (i) the last sale price on such day on the principal stock exchange on which such Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange, (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any


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                                        3

similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the NASD selected mutually by the Majority Holders and the Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by the Majority Holders and one of which shall be selected by the Company.

           "Current Warrant Price" shall mean the price at which a share of Common Stock may be purchased at any date pursuant to the exercise of this Warrant on such date; the initial Current Warrant Price is stated in the preamble on to this Warrant.

           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

           "Exercise Period" shall have the meaning set forth in Section 2.1.

           "Expiration Date" shall mean the fifth anniversary of the date hereof.

           "Fully Diluted Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock Outstanding at such date and all shares of Common Stock issuable in respect of this Warrant on such date, and all other options or warrants to purchase, or securities convertible into, shares of Common Stock outstanding on such date which would be deemed outstanding in accordance with GAAP for purposes of determining book value or net income per share on a fully-diluted basis.

           "GAAP" shall mean generally accepted accounting principles in the United States of America from time to time in effect.

           "Loan and Security Agreement" shall mean the Loan and Security Agreement, dated as of December 23, 1996 as amended, modified or supplemented from time to time, or any successor agreement between such parties.

           "Majority Holders" shall mean the Holders of Warrants exercisable for in excess of 50% of the aggregate number of shares of Common Stock then purchasable upon exercise of all Warrants, whether or not then exercisable.

           "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

           "Other Property" shall have the meaning set forth in Section 4.8.

           "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock,


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                                        4

except shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

           "Permitted Issuances" shall mean (i) the issuance of warrants or stock options to the Company's management employees for the purchase of up to 965,000 shares of Common Stock, (ii) the issuance of shares of Common Stock upon exercise of the warrants and options referred to in clause (i).

           "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, association, corporation, institution, other entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

           "Registration Statement" shall have the meaning set forth in Section 9.4.

           "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 9.1(a).

           "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

           "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

           "Transfer Notice" shall have the meaning set forth in Section 9.2.

           "Warrants" shall mean this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised and, to the extent provided in Section 4.3(d), the Current Warrant Price.

           "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to
Section 2.1, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

           "Warrant Stock" shall mean the shares of Common Stock purchased by the holders of the Warrants upon the exercise thereof.



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                                        5

2.         EXERCISE OF WARRANT

           2.1 MANNER OF EXERCISE. At any time and from time to time after the earliest of (A) the date of the satisfaction by the Company of the principal outstanding in excess of the Basic Borrowing Amount pursuant to the Loan and Security Agreement, (B) the occurrence of an Event of Default under the Loan and Security Agreement and (C) April 1, 1998 until 5:00 P.M., New York time, on the Expiration Date (the "Exercise Period"), Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder on such date.

           In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at 3050 North Horshoe Drive, Suite 260, Naples, Florida 34104 or at the office or agency designated by the Company pursuant to Section 12, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price and (iii) this Warrant; provided, that any notice of exercise given hereunder may be made contingent upon the happening of, and effective concurrently with the effectiveness of, any event, including, without limitation, the participation of any Holder in or closing of any public offering proposed to be effected by the Company, if such contingency and such event are specified in such notice. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by Holder or its agent or attorney. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the notice and shall be registered in the name of Holder or, subject to Section 9, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the cash or check or checks and this Warrant, is received by the Company as described above and all taxes required to be paid by Holder, if any, pursuant to
Section 2.3 prior to the issuance of such shares have been paid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Stock otherwise than in accordance with this Warrant. Payment of the Warrant Price shall be made at the option of the Holder by certified or official bank check.



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                                        6

           2.2 CASHLESS  EXERCISE.  Notwithstanding  the provisions set forth in
Section 2.1, if, at any time during the Exercise Period, the Current Market Price of one share of Common Stock is greater than the Current Warrant Price (at the date of calculation as set forth below), in lieu of exercising this Warrant (or any portion thereof) for cash, the Holder may elect to convert such Warrant (or portion thereof) into the number of shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with written notice of such election (pursuant to the Conversion Form attached hereto as Exhibit C), in which event the Company shall issue to Holder a number of shares of Common Stock computed using the following formula:

                                   X = Y (A-B)
                                        A

where

X= the number of shares of Common Stock to be issued to the Holder upon conversion of this Warrant (or portion thereof) pursuant to this
           Section 2.1

Y= the number of shares of Common Stock purchasable under this Warrant, or if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)

A= the Current Market Price of one share of Common Stock (at the date of such calculation)

B=         the  Current   Warrant  Price  (as  adjusted  to  the  date  of  such
           calculation)

           2.3 PAYMENT OF TAXES. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable and without any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon Holder, in which case such taxes or charges shall be paid by Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of Holder.

           2.4 FRACTIONAL SHARES. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise.



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                                        7

           2.5 CONTINUED VALIDITY. A holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part (other than a holder who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act or sold pursuant to Rule 144 thereunder), shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as Holder under Sections 9, 10 and 16 of this Warrant. The Company will, at the time of each exercise of this Warrant, in whole or in part, upon the request of the holder of the shares of Common Stock issued upon such exercise hereof, acknowledge in writing, in form reasonably satisfactory to such holder, its continuing obligation to afford to such holder all such rights; provided, however, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder all such rights.

3.         TRANSFER, DIVISION AND COMBINATION

           3.1 TRANSFER. Subject to compliance with Section 9, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1 or the office or agency designated by the Company pursuant to Section 12, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 9, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with Section 9, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

           3.2 DIVISION AND COMBINATION. Subject to Section 9, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section
3.1 and with Section 9, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

           3.3 EXPENSES. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this
Section 3.

           3.4 MAINTENANCE OF BOOKS. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.



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                                        8

4.         ADJUSTMENTS

           The number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event in accordance with Section 5.1. Notwithstanding anything to the contrary in this Section 4, no adjustment under this Section 4 (other than subsection 4.1(c)) shall increase the Current Warrant Price or decrease the number of shares of Common Stock for which this Warrant is exercisable except for (i) any rescission adjustment required to be made pursuant to the first sentence of Section 4.6 and (ii) any adjustment required to be made pursuant to Section 4.11.

           4.1 STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. If any time the Company shall:

                     (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

                      (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                      (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

           4.2 CERTAIN OTHER DISTRIBUTIONS. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                     (a) cash (other than a cash distribution or dividend payable out of earnings for the year in which such dividend was declared or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company),



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                                        9

                     (b) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock), or

                     (c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock),

then (i) the number of shares of Common Stock for which this Warrant is exercisable shall be increased to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Current Market Price per share of Common Stock at the date of taking such record and (B) the denominator of which shall be such Current Market Price per share of Common Stock minus the amount of cash and the amount (as determined in good faith by the Board of Directors of the Company and supported by an opinion from an investment banking firm of recognized national standing acceptable to the Majority Holders) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights distributable to a holder of one share of Common Stock, and (ii) the Current Warrant Price shall be reduced to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment; provided, that if the event requiring adjustment by this Section 4.2 would cause the Current Warrant Price to be equal to or less than $0, no such adjustment shall be made and the Company shall distribute to each Holder such cash, any and all evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights that would be distributable to such Holder had such Holder exercised this Warrant immediately prior to such distribution. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

           4.3 ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. (a) If at any time the Company shall (except as hereinafter provided) issue or sell any Additional Shares of Common Stock, other than Permitted Issuances, in exchange for consideration in an amount per Additional Share of Common Stock less than the Current Warrant Price at the time the Additional Shares of Common Stock are issued, then (i) the Current Warrant Price as to the number of shares for which this Warrant is exercisable prior to such adjustment shall be reduced to a price determined by dividing (A) an amount equal to the sum of (x) the number of shares of Common Stock

Outstanding immediately prior to such issue or sale multiplied by the then existing Current Warrant Price, and (y) the consideration, if any, received by the Company upon such issue or sale, by (B) the total number of shares of Common Stock Outstanding immediately after such issue or sale; and (ii) the number of shares of Common Stock for which this Warrant is exercisable shall be increased to equal the product obtained by multiplying the Current Warrant Price in effect immediately prior to such issue or sale by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issue or sale and dividing the product thereof by the Current Warrant Price resulting from the adjustment made pursuant to clause (i) above.

           (b) If at any time the Company shall (except as hereinafter provided) issue or sell any Additional Shares of Common Stock, other than Permitted Issuances, for consideration in an amount per Additional Share of Common Stock less than the Current Market Price, then (i) the number of shares of Common Stock for which this Warrant is exercisable shall be increased to equal the product obtained by multiplying the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issue or sale by a fraction (A) the numerator of which shall be the number of shares of Common Stock Outstanding immediately after such issue or sale, and (B) the denominator of which shall be the number of shares of Common Stock Outstanding immediately prior to such issue or sale plus the number of shares which the aggregate offering price of the total number of such Additional Shares of Common Stock would purchase at the then Current Market Price; and (ii) the Current Warrant Price as to the number of shares for which this Warrant is exercisable prior to such adjustment shall be reduced to a price determined by multiplying such Current Warrant Price by a fraction (X) the numerator of which shall be the number of shares for which this Warrant is exercisable immediately prior to such issue or sale; and (Y) the denominator of which shall be the number of shares of Common Stock purchasable immediately after such issue or sale.

           (c) If at any time the Company (except as hereinafter provided) shall issue or sell any Additional Shares of Common Stock, other than Permitted Issuances, in exchange for consideration in an amount per Additional Shares of Common Stock which is less than the Current Warrant Price and Current Market Price at the time the Additional Shares of Common Stock are issued, the adjustment required under this Section 4.3 shall be made in accordance with the formula in paragraph (a) or (b) above which results in the lower Current Warrant Price following such adjustment. The provisions of paragraphs (a) and (b) of
Section 4.3 shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 4.1 or 4.2. No adjustment of the number of shares of Common Stock for which this Warrant shall be exercisable shall be made under paragraph (a) or (b) of Section 4.3 upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section
4.4 or Section 4.5.

           (d) If any Additional Shares of Common Stock, other than Permitted Issuances, are issued or sold in exchange for consideration in an amount per Additional Share of Common Stock equal to or greater than the Current Warrant Price and the Current Market Price at the time the Additional Shares are issued, then (i) the number of shares of Common Stock for which this Warrant is exercisable shall be increased to equal the product obtained by multiplying the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment by a fraction (A) the numerator of which shall be the number of shares of Common Stock Outstanding immediately after the issuance of such Additional Shares of Common Stock, and (B) the denominator of which shall be the number of shares of Common Stock Outstanding immediately prior to the issuance of such Additional Shares of Common Stock; and (ii) the Current Warrant Price as to the number of shares of Common Stock for which this Warrant is exercisable prior to such adjustment shall not change but the Current Warrant Price for each of the incremental number of shares of Common Stock for which this Warrant becomes exercisable after such adjustment shall be equal to the amount of such consideration per Additional Share of Common Stock.

           4.4 ISSUANCE OF WARRANTS OR OTHER RIGHTS. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, then the Current Warrant Price and the number of shares of Common Stock for which this Warrant is then exercisable shall be adjusted as provided in Section 4.3 on the basis that the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such warrants or other rights. No further adjustments of the Current Warrant Price or the number of shares for which this Warrant is exercisable shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such Convertible Securities.

           4.5 ISSUANCE OF CONVERTIBLE SECURITIES. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, then the Current Warrant Price and the number of shares of Common Stock for which this Warrant is then exercisable shall be adjusted as provided in Section 4.3 on the basis that the maximum number of Additional Shares of Common Stock necessary to effect the conversions or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No adjustment of the Current Warrant Price or the number of shares for which this Warrant is exercisable shall be made under this Section 4.5 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 4.4. No further adjustments of the Current Warrant Price or the number of shares for which this Warrant is exercisable shall be made upon the actual issue of such Additional Shares of Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Additional Shares of Common Stock upon such conversion or exchange of such Convertible Securities.

           4.6 SUPERSEDING ADJUSTMENT. If, at any time after any adjustment of the Current Warrant Price and the number of shares of Common Stock for which this Warrant is exercisable shall have been made pursuant to Section 4.4 or
Section 4.5 as the result of any issuance of warrants, rights or Convertible Securities,

                     (a) such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

                     (b) the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased or decreased solely by virtue of provisions therein contained for an automatic increase or decrease in such consideration per share upon the occurrence of a specified date or event, then such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such warrants or rights or other Convertible Securities on the basis of

                     (c) treating the number of Additional Shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

                     (d) treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase or decrease, as the case may be, of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other Convertible Securities; whereupon a new adjustment of the Current Warrant Price and the number of shares of Common Stock for which this Warrant is exercisable shall be made pursuant to Section
           4.4 or Section 4.5, as appropriate, which new adjustment shall supersede the previous adjustment so rescinded and annulled;

provided, that no rescission or recomputation adjustment shall be made under this Section 4.6 in respect of any portion of this Warrant which has been exercised prior to the occurrence of any action otherwise requiring such rescission or recomputation adjustment.

           4.7 OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION. The following provisions shall be applicable to the making of adjustments of the Current Warrant Price and the number of shares of Common Stock for which this Warrant is exercisable provided for in this Section 4:

                     (a) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting (x) any amounts paid or receivable for accrued interest or accrued dividends and (y) any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company. In case any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the lowest amount of additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible

           Securities shall be the consideration received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the lowest amount of additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have issued such Additional Shares of Common Stock or Convertible Securities for no consideration. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any consideration, such determination shall, if requested by the Majority Holders, be supported by an opinion of an investment banking firm of recognized national standing selected by the Company and acceptable to such Holders, with all costs thereof borne by the Company.

                     (b) When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 0.1% of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                      (c) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share.

                     (d) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                     (e) Escrow of Warrant Stock. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, Holder exercises this Warrant, then any additional shares of Common Stock and other property issuable upon exercise solely by reason of such adjustment shall be held in escrow for Holder by the Company to be issued to Holder upon and to the extent that the event actually takes place. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Company and escrowed property returned.

                     (f) Challenge to Good Faith Determination. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this
           Section 4, such determination may be challenged in good faith by Holder, and any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Company and acceptable to such Holder, with all costs thereof borne by the Company.

                     (g) Current Warrant Price Not Less than $.0025. If, following any reduction of the Current Warrant Price and increase in the number of shares of Common Stock for which the Warrant is exercisable made pursuant to this Section 4, except any reduction made pursuant to subsections 4.1(a) or 4.1(b), the Current Warrant
           Price is reduced to an amount less than $.0025, the Current Warrant Price shall be increased (without any further change in the number of shares of Common Stock for which this Warrant is exercisable) to equal the lesser of (x) the Current Warrant Price immediately prior to such adjustment and (y) $.01. However, for purposes of calculating any subsequent adjustment pursuant to this Section 4 (except this Section 4.7(g)) any increase in the Current Warrant Price pursuant to this Section 4.7(g) shall be disregarded.

           4.8 REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then each Holder shall have the right thereafter to receive, upon exercise of such Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of  shares  of  Common  Stock  for  which  this  Warrant  is  exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.8 "common stock of the successor or acquiring corporation" shall include (i) stock of such corporation of any class which does not provide for
(A) dividends at a fixed rate which does not vary based on the net income or operating results of the Company and/or its subsidiaries, (B) a preference as to liquidation which is limited to the consideration received by the Company for such stock and (C) a right of redemption and (ii) any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this
Section 4.8 shall similarly apply to successive reorganizations, reclassification, mergers, consolidations or disposition of assets.

           4.9 OTHER ACTION AFFECTING COMMON STOCK. If at any time or from time to time the Company shall take any action in respect of its Common Stock, other than the payment of dividends described in Section 4.2(a) or any other action described in this Section 4, then, unless such action will not have a materially adverse effect upon the rights of the Holders, the number of shares of Common Stock or other stock for which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

           4.10 CERTAIN LIMITATIONS. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Current Warrant Price to be less than the par value per share of Common Stock.

           4.11 ADJUSTMENT TO NUMBER OF SHARES OF COMMON STOCK PURCHASABLE HEREUNDER. In the event and on each occasion that, pursuant to the terms of the Loan and Security Agreement, the Company reduces the amount of principal outstanding in excess of the Basic Borrowing Amount (as defined in the Loan and Security Agreement) by at least $300,000 (the amount of any such reduction, the "Reduction Amount"), the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to a number of shares as follows. In the event that the Current Market Price of one share of Common Stock on the date of such event is equal to or less than such Current Market Price onApril 1, 1998, then the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to a number of shares equal in value to the value of this Warrant on April 1, 1998 minus the Reduction Amount. In the event that the Current Market Price of one share of Common Stock on the date of such event is greater than such Current Market Price on April 1, 1998, then the number of shares of

Common Stock for which this Warrant is exercisable shall be decreased by a number of shares equal in value to the Reduction Amount valued at the Current Market Price of one share of Common Stock on the date of such event.

5.         NOTICES TO WARRANT HOLDERS

           5.1 NOTICE OF ADJUSTMENTS. Whenever the Current Warrant Price or the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 4.2 or 4.7(a)), specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.8 or 4.9) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause an executed copy of such certificate to be delivered to each Holder in accordance with Section 15.2. The Company shall keep at its office or agency designated pursuant to Section 12 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

           5.2 NOTICE OF CERTAIN CORPORATE ACTION. The Holder shall be entitled to the same rights to receive notice of corporate action as any holder of Common Stock.

6.         NO IMPAIRMENT

           The Company shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

           Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

7.         RESERVATION AND AUTHORIZATION OF COMMON STOCK;
           REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL
           AUTHORITY

           From and after the date hereof, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

           Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Current Warrant Price.

           Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Current Warrant Price, the Company shall take all actions required, including, without limitation, amending its certificate of incorporation, to ensure that it has a sufficient number of shares of authorized and unissued shares of Common Stock in order to permit the exercise of the Warrants following such adjustment and obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

           If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law (otherwise than as provided in Section 9) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

8.         TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS

           In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

9.         RESTRICTIONS ON TRANSFERABILITY

           The Warrants and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this
Section 9, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant or any Warrant Stock. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 9.

           9.1  RESTRICTIVE  LEGEND.  (a) Except as  otherwise  provided in this
Section 9, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and are subject to the conditions specified in a certain Warrant dated April 14,1997, originally issued by Community Care of America, Inc. No transfer of the shares represented by this certificate shall be valid or effective until such conditions have been fulfilled. A copy of the form of said Warrant is on file with the Secretary of Community Care of America, Inc. The holder of this certificate, by acceptance of this certificate, agrees to be bound by the provisions of such Warrant."

                      (b) Except as otherwise provided in this Section 9, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

                     "This Warrant and the securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be transferred in violation of such Act, the rules and regulations thereunder or the provisions of this Warrant."

           9.2 NOTICE OF PROPOSED TRANSFERS; REQUEST FOR REGISTRATION. Prior to any Transfer or attempted Transfer of any Warrants or any shares of Restricted Common Stock, the holder of such Warrants or Restricted Common Stock shall give ten days' prior written notice (a "Transfer Notice") to the Company of such holder's intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and obtain from counsel to such holder who shall be reasonably satisfactory to the Company, an opinion that the proposed Transfer of such Warrants or such Restricted Common Stock may be effected without registration under the Securities Act. After receipt of the Transfer Notice and opinion, the Company shall, within five days thereof, so notify the holder of such Warrants or such Restricted Common Stock and such holder shall thereupon be entitled to Transfer such Warrants or such Restricted Common Stock, in accordance with the terms of the Transfer Notice. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(a), and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(b), unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act. The holder of the Warrants or the

Restricted Common Stock, as the case may be, giving the Transfer Notice shall not be entitled to transfer such Warrants or such Restricted Common Stock until receipt of notice from the Company under this Section 9.2(a).

           The holder of Warrants and Warrant Stock shall have the right to request registration of such Warrant Stock pursuant to Sections 9.3 and 9.4.

           9.3 REQUIRED REGISTRATION. After receipt of a written request from the holders of Warrants and/or Warrant Stock representing at least an aggregate of 30% of the total of (i) all shares of Warrant Stock then subject to purchase upon exercise of all Warrants and (ii) all shares of Warrant Stock then outstanding, requesting that the Company effect the registration of Warrant Stock issuable upon the exercise of such holder's Warrants or of any of such holder's Warrant Stock under the Securities Act and specifying the intended method or methods of disposition thereof, the Company shall promptly notify all holders of Warrants and Warrant Stock in writing of the receipt of such request and each such holder, in lieu of exercising its rights under Section 9.4, may elect (by written notice sent to the Company within ten Business Days from the date of such holder's receipt of the aforementioned Company's notice) to have its shares of Warrant Stock included in such registration thereof pursuant to this Section 9.3. Thereupon the Company shall, as expeditiously as is possible, use its best efforts to effect the registration under the Securities Act of all shares of Warrant Stock which the Company has been so requested to register by such holders for sale, all to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Warrant Stock so registered; provided, however, that the Company shall not be required to effect more than two registrations of any Warrant Stock pursuant to this Section 9.3, unless the Company shall be eligible to file a registration statement on Form S-3 (or other comparable short form) under the Securities Act, in which event there shall be no limit on the number of such registrations pursuant to this Section 9.3.

           9.4 INCIDENTAL REGISTRATION. If the Company at any time proposes to file on its behalf and/or on behalf of any of its security holders ("the demanding security holders") a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the general registration of securities to be sold for cash with respect to its Common Stock or any other class of equity security (as defined in Section 3(a)(11) of the Exchange Act) of the Company (a "Registration Statement"), it will give written notice to all holders of Warrants or Warrant Stock at least 60 days before the initial filing with the Commission of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such filing the aggregate number of shares of Warrant Stock, and the number of shares of Common Stock for which this Warrant is exercisable, as such holders may request.

           Each holder of any such Warrants or any such Warrant Stock desiring to have Warrant Stock registered under this Section 9.4 shall advise the Company in writing within 30 days after the date of receipt of such offer from the Company, setting forth the amount of such Warrant Stock for which registration is requested. The Company shall thereupon include in such filing the number of shares of Warrant Stock for which registration is so requested, subject to the next sentence, and shall use its best efforts to effect registration under the Securities Act of such shares. If the managing underwriter of a proposed public offering shall advise the Company in writing that, in its opinion, the distribution of the Warrant Stock requested to be included in the registration concurrently with the securities being registered by the Company or such demanding security holder would materially and adversely affect the distribution of such securities by the Company or such demanding security holder, then all selling security holders (other than any demanding security holder who initially requested such registration) shall reduce the amount of securities each intended to distribute through such offering on a pro rata basis. Except as otherwise provided in Section 9.6, all expenses of such registration shall be borne by the Company.

           9.5 REGISTRATION PROCEDURES. If the Company is required by the provisions of this Section 9 to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

                     (a) prepare and file with the Commission a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective for a period of time required for the disposition of such securities by the holders thereof;

                     (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of 180 days;

                     (c) furnish to such selling security holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

                     (d) use its best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each holder of such securities shall request (provided, however, the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

                     (e) furnish, at the request of any holder requesting registration of Warrant Stock pursuant to Section 9.3, on the date that such shares of Warrant Stock are delivered to the underwriters for sale pursuant to such registration or, if such Warrant Stock is not being sold through underwriters, on the date that the Registration Statement with respect to such shares or Warrant Stock becomes effective, (1) an opinion, dated such date, of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and if such
           Warrant Stock is not being sold through underwriters, then to the holders making such request, stating that such Registration Statement has become effective under the Securities Act and that (i) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (ii) the Registration Statement, the related prospectus, and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements contained therein), (iii) the descriptions in the Registration Statement or the prospectus, or any amendment or supplement thereto, of all legal matters and contracts and other legal documents or instruments are accurate and fairly present the information required to be shown, and (iv) such counsel does not know of any legal or governmental proceedings, pending or contemplated, required to be described in the Registration Statement or prospectus, or any amendment or supplement thereto, which are not described as required, nor of any contracts or documents or instruments of a character required to be described in the Registration Statement or prospectus, or any amendment or supplement thereto, or to be filed as exhibits to the Registration Statement which are not described and filed or incorporated by reference as required; such counsel shall also confirm that he has no reason to believe that either the Registration Statement or the prospectus, or any amendment or supplement thereto (other than financial material as to which such counsel need make no statement) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which made, not misleading; and (2) a letter dated such date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Warrant Stock is not being sold through underwriters, then to the holder making such request and, if such accountants refuse to deliver such letter to such holder, then to the Company stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the Registration Statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act. Such opinion of counsel shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as such holders of Warrant Stock may reasonably request. Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than 5 Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the holders holding a majority of the Warrant Stock being so registered may reasonably request;

                     (f) entered into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Warrant Stock; and

                     (g) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the Registration Statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

           It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 9 in respect of the securities which are to be registered at the request of any holder of Warrants or Warrant Stock that such holder shall furnish to the Company such information regarding the securities held by such holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

           9.6 EXPENSES. All expenses incurred in complying with Section 9, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for the Company, the reasonable fees and expenses of one counsel for the selling security holders (selected by those holding a majority of the shares being registered), expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 9.5(d), shall be paid by the Company, except that

                     (a) all such expenses in connection with any amendment or supplement to the Registration Statement or prospectus filed more than 12 months after the effective date of such Registration Statement because any holder of Warrant Stock has not effected the disposition of the securities requested to be registered shall be paid by such holder; and

                     (b) the Company shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the securities sold by such holder of Warrant Stock.

           9.7 INDEMNIFICATION AND CONTRIBUTION. (a) In the event of any registration of any of the Warrant Stock under the Securities Act pursuant to this Section 9, the Company shall indemnify and hold harmless the holder of such Warrant Stock, such holder's directors and officers, and each other Person (including each underwriter) who participated in the offering of such Warrant Stock and each other Person, if any, who controls such holder or such participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or participating Person or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged unsure statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder or such director, officer or participating Person or controlling Person for any legal or any other expenses reasonably incurred by such holder or such director, officer or participating Person or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such holder specifically for use therein or (in the case of any registration pursuant to Section 9.3) so furnished for such purposes by any underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such director, officer or participating Person or controlling Person, and shall survive the transfer of such securities by such holder.

           (b) Each holder of any Warrant Stock, by acceptance thereof, agrees to indemnify and hold harmless the Company, its directors and officers and each other person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information in writing provided to the Company by such holder of such Warrant Stock contained, on the effective date thereof, in any Registration Statement under which securities were registered under the Securities Act at the request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto.

           (c) If the indemnification provided for in this Section 9 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

           The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

           9.8 TERMINATION OF RESTRICTIONS. Notwithstanding the foregoing provisions of Section 9, the restrictions imposed by this Section upon the transferability of the Warrants, the Warrant Stock and the Restricted Common
Stock (or Common Stock issuable upon the exercise of the Warrants) and the legend requirements of Section 9.1 shall terminate as to any particular Warrant or share of Warrant Stock or Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by Section 9 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

           "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN WARRANT CONTAINED IN SECTION 9 HEREOF TERMINATED ON ________________, 19__, AND ARE OF NO FURTHER FORCE AND EFFECT."

All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Wherever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 9.1(a).

           9.9 LISTING ON SECURITIES EXCHANGE. If the Company shall list any shares of Common Stock on any securities exchange, it will, at its expense, list thereon, maintain and, when necessary, increase such listing of, all shares of Common Stock issued or, to the extent permissible under the applicable securities exchange rules, issuable upon the exercise of this Warrant so long as any shares of Common Stock shall be so listed during any such Exercise Period.

           9.10 CERTAIN LIMITATIONS ON REGISTRATION RIGHTS. Notwithstanding the other provisions of Section 9:

           (i) the Company shall not be obligated to register the Warrant Stock of any holder if, in the opinion of counsel to the Company reasonably satisfactory to the holder and its counsel (or, if the holder has engaged an investment banking firm, to such investment banking firm and its counsel), the sale or other disposition of such holder's Warrant Stock, in the manner proposed by such holder (or by such investment banking firm), may be effected without registering such Warrant Stock under the Securities Act; and

           (ii) the Company shall not be obligated to register the Warrant Stock of any holder pursuant to Section 9.3, if the Company has had a registration statement, under which such holder had a right to have its Warrant Stock included pursuant to Section 9.3 or 9.4, declared effective within one year prior to the date of the request pursuant to
                      Section 9.3; provided, however, that if any holder elected to have shares of its Warrant Stock included under such registration statement but some or all of such shares were excluded pursuant to the last sentence of Section 9.3 or 9.4, then such one-year period shall be reduced to six months.

           9.11 SELECTION OF MANAGING UNDERWRITERS. The managing underwriter or underwriters for any offering of Warrant Stock to be registered pursuant to
Section 9.3 shall be selected by the holders of a majority of the shares being so registered (other than any shares being registered pursuant to Section 9.4) and shall be reasonably acceptable to the Company.

10.        SUPPLYING INFORMATION

           The Company shall cooperate with each Holder of a Warrant and each holder of Restricted Common Stock in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

11.        LOSS OR MUTILATION

           Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, however, that in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

12.        OFFICE OF THE COMPANY

           As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

13.        FINANCIAL AND BUSINESS INFORMATION

           13.1 QUARTERLY INFORMATION. The Company will deliver to each Holder, as soon as practicable after the end of each of the first three quarters of the Company, and in any event within 45 days thereafter, one copy of an unaudited consolidated balance sheet of the Company and its subsidiaries as at the close of such quarter, and the related unaudited consolidated statements of income and changes in financial position of the Company for such quarter and, in the case of the second and third quarters, for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year. Such financial statements shall be prepared by the Company in accordance with GAAP and accompanied by the certification of the Company's chief executive officer or chief financial officer that such financial statements are complete and correct and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries as at the end of such quarter and for such year-to-date period, as the case may be.

           13.2 ANNUAL INFORMATION. The Company will deliver to each Holder as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, one copy of:

                      (i) an audited consolidated balance sheet of the Company and its subsidiaries as at the end of such year, and

                      (ii) audited consolidated statements of income, retained earnings and changes in financial position of the Company and its subsidiaries for such year;

setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year; all prepared in accordance with GAAP, and which audited financial statements shall be accompanied by (i) an opinion thereon of the independent certified public accountants regularly retained by the Company, or any other firm of independent certified public accountants of recognized national standing selected by the Company and (ii) a report of such independent certified public accountants confirming any adjustment made pursuant to Section 4 during such year.

           13.3 FILINGS. The Company will file on or before the required date all regular or periodic reports (pursuant to the Exchange Act) with the Commission and will deliver to Holder promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Company to its stockholders generally, and of each regular or periodic report (pursuant to the Exchange Act) and any Registration Statement, prospectus or written communication (other than transmittal letters) (pursuant to the Securities Act), filed by the Company with (i) the Commission or (ii) any securities exchange on which shares of Common Stock are listed.

14.        APPRAISAL

           The determination of the Appraised Value per share of Common Stock shall be made by an investment banking firm of nationally recognized standing selected by the Company and acceptable to the Majority Holders. If the investment banking firm selected by the Company is not acceptable to the Majority Holders and the Company and the Majority Holders cannot agree on a mutually acceptable investment banking firm, then the Majority Holders and the Company shall each choose one such investment banking firm and the respective chosen firms shall agree on another investment banking firm which shall make the determination. The Company shall retain, at its sole cost, such investment banking firm as may be necessary for the determination of Appraised Value required by the terms of this Warrant.

15.        LIMITATION OF LIABILITY

           No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

16.        REPURCHASE BY THE COMPANY OF WARRANT

           16.1      OBLIGATION TO REPURCHASE WARRANT.

           (a) Upon the earlier of (i) April 1, 1998 and (ii) 10 Business Days after delivery of an Event Notice (defined below) with respect to the proposed consummation of a merger, sale of all or substantially all of the property and assets of the Company or sale of the majority of the outstanding shares of Common Stock of the Company (each, an "Event") (the "Repurchase Date"), the Company shall repurchase this Warrant in its entirety in the manner set forth in Section 16.2 below, from such Holder for an amount determined by multiplying (i) the number of shares of Common Stock subject to this Warrant by (ii) the difference between (A) the higher of (i) the Current Market Price of one share of Common Stock on the date of such notice and (ii) the Current Market Price of one share of Common Stock on [March 11, 1997] and
(B) the Current Warrant Price per share of Common Stock as of the relevant date described in Section 16.2. Nothing herein shall preclude the exercise by Holder of any portion of this Warrant exercisable at any time prior to such repurchase.



                    (b) The Company shall give the Holder at least 20 Business Days' written notice prior to the consummation of an Event (the "Event Notice").

                    (c) The Company hereby agrees that the repurchase obligation set forth in paragraph (a) hereof shall be a condition precedent to the consummation of any Event.

           16.2      DETERMINATION AND PAYMENT OF REPURCHASE PRICE.

                    (a) The purchase price for any  repurchase  pursuant to this
Section 16 (the "Repurchase Price") shall be determined as of 5 days prior to the applicable Repurchase Date. On the Repurchase Date, each Holder shall assign to the Company such Holder's Warrant or portion thereof being repurchased, as the case may be, without any representation or warranty, by the surrender of such Holder's Warrant at the principal office of the Company referred to in
Section 2.1 against payment therefor of the Repurchase Price by, at the option of such Holder, (i) wire transfer to an account in a bank located in the United States designated by such Holder for such purpose or (ii) a certified or official bank check drawn on a member of the New York Clearing House payable to the order of such Holder.

                    (b) Each Holder shall have the right at any time to object to the determination of

Book Value, if relevant to the determination of the Repurchase Price by specifying in writing to the Company the nature of its objection and, unless such objection is resolved by agreement of the Company and such Holder, the Company and such Holder shall each have the right to subject the disputed determination to separate firms of independent accountants of recognized national standing for a joint resolution of the objection of such Holder (which firms of independent accountants may, in either case, be the firms of accountants regularly retained by the Company or such Holder). If such firms cannot jointly resolve the objection of such Holder, then, unless otherwise directed by agreement of the Company and such Holder, such firms shall in their sole discretion choose another firm of independent certified public accountants of recognized national standing, which is not the regular auditor of such Holder or the Company, which firm shall resolve such objection. In either case, for purposes hereof the determination so made shall be conclusive and binding on the Company, such Holder and all Persons claiming under or through any of them, and any adjustment in the determination of Book Value and the Repurchase Price per share of Common Stock resulting from such determination shall be made. The cost of any such determination shall be borne by the Company if it results in an increase of the aggregate Repurchase Price for all shares of Common Stock issuable upon the exercise hereof and by such Holder if it results in no adjustment or a decrease of the aggregate Repurchase Price for all shares of Common Stock issuable upon the exercise hereof.

                    (c) In the event that the determination of the Repurchase Price requires an opinion from an investment banking firm or accounting firm, all costs and fees associated therewith shall be paid by the Company.

17.        MISCELLANEOUS

           17.1 NONWAIVER AND EXPENSES. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

           17.2 NOTICE GENERALLY. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                     (a) If to any Holder or holder of Warrant Stock, at its last known address appearing on the books of the Company maintained for such purpose.

                     (b)       If to the Company at
                               3050 North Horshoe Drive, Suite 260
                               Naples, Florida 34104

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

           17.3 INDEMNIFICATION. The Company agrees to indemnify and hold harmless Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against Holder in any manner relating to or arising out of (i) Holder's exercise of this Warrant and/or ownership of any shares of Warrant Stock issued in consequence thereof, or (ii) any litigation to which Holder is made a party in its capacity as a stockholder of the Company; provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final non-appealable judgment by a court to have resulted from Holder's gross negligence, bad faith or willful misconduct in its capacity as a stockholder or warrantholder of the Company.

           17.4 REMEDIES. Each holder of Warrant and Warrant Stock, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under Section 9 of this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of Section 9 of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

           17.5  SUCCESSORS  AND ASSIGNS.  Subject to the provisions of Sections
3.1 and 9, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

           17.6 AMENDMENT. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Majority Holders, provided that no such Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the prior written consent of the Holder thereof.

           17.7 SEVERABILITY. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

           17.8 HEADINGS. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

           17.9 GOVERNING LAW. This Warrant shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.


Dated:April 14, 1997

                                               COMMUNITY CARE OF AMERICA, INC.



                                               By:____________________________
                                      Name:
                                     Title:

                                               DAIWA HEALTHCO-2 LLC



                                               By:_____________________________
                                      Name:
                                     Title:

                           EXHIBIT A SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

           The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of _____ Shares of Common Stock of Community Care of America, Inc. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _______________ whose address is ____________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.



                                                    ----------------------------
                           (Name of Registered Owner)



                                                    ----------------------------
                         (Signature of Registered Owner)



                                                    ----------------------------
                                                    (Street Address)



                                                    ----------------------------
                                                    (City)  (State)   (Zip Code)


NOTICE: The signature on this subscription must correspond with the name as written upon the face of this Warrant in every particular, without alteration.

                            EXHIBIT B ASSIGNMENT FORM


           FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee                 Number of Shares of Common Stock




and does hereby irrevocably constitute and appoint ___________________________ attorney-in-fact to register such transfer on the books of Community Care of America, Inc. maintained for the purpose, with full power of substitution in the premises.


Dated:_________________________      Print Name:___________________

                                     Signature:____________________

                                     Witness:______________________

NOTICE: The signature on this assignment must correspond with the name as written upon the face of this Warrant in every particular, without alteration.

                            EXHIBIT C CONVERSION FORM

The undersigned registered owner of this Warrant hereby irrevocably elects to convert, pursuant to Section 2.2 of this Warrant, ____% of this Warrant into shares of the Common Stock of Community Care of America, Inc. (the "Shares"), and requests that certificates for the Shares (or any securities or other property issuable upon such conversion) be issued in the name of and delivered to __________________ whose address is ______________ and, if such Shares shall not include all Shares issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of Shares issuable hereunder be delivered to the undersigned.

The number of Shares to br received by the undersigned shall be calculated in accordance with the provisions of Section 2.2 of this Warrant.


                                    ----------------------------------
                                    (Name of Registered Owner)


                                    ----------------------------------
                                    (Signature of Registered Owner)



                                    ----------------------------------
                                    (Street Address)



                                    ----------------------------------
                                    (City)   (State)   (Zip Code)

NOTICE: The signature on this conversion form must correspond with the name as written upon the face of this Warrant in every particular, without alteration.